Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Harley-Davidson, Inc. 2020 Incentive Stock Plan of our reports dated February 24, 2023, with respect to the consolidated financial statements and schedule of Harley-Davidson Inc. and the effectiveness of internal control over financial reporting of Harley-Davidson Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Milwaukee, Wisconsin November 9, 2023